Exhibit 99.6

REVOCABLE PROXY

MALVERN FEDERAL BANCORP, INC.

☒     Please Mark Votes

        As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN FEDERAL BANCORP, INC. FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON ________ __, 2012 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Malvern Federal Bancorp, Inc. (“Malvern Federal Bancorp”), or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Malvern Federal Bancorp held of record by the undersigned on __________ __, 2012 at the Special Meeting of Shareholders to be held at the ___________________, located at _______________________, ______________, Pennsylvania on _____day, ________ __, 2012, at __:00 p.m., Eastern time, or at any adjournment thereof.

1.

Approval a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, among other things, Malvern Bancorp, Inc., a newly formed  Pennsylvania corporation (“Malvern Bancorp-New”), will offer for sale shares of its common stock, and shares of common stock of Malvern Federal Bancorp currently held by public shareholders will be exchanged for shares of common stock of Malvern Bancorp-New upon the conversion of Malvern Federal Mutual Holding Company, Malvern Federal Savings Bank and Malvern Federal  Bancorp from the mutual holding company structure to the stock holding company form.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

2.

The following Information Proposals:

2A.

Approval of a provision in the Articles of Incorporation of Malvern Bancorp-New providing for the authorized capital stock of 50,000,000 shares of common stock and 10,000,000 shares of serial preferred stock compared to 15,000,000 shares of common stock and 5,000,000 shares of preferred stock in the charter of Malvern Federal Bancorp.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

2B.

Approval of a provision in the Articles of Incorporation of Malvern Bancorp-New requiring a super-majority shareholder approval for mergers, consolidations and similar transactions, unless they have been approved in advance by at least two-thirds of the board of directors of Malvern Bancorp-New.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

2C.

Approval of a provision in the Articles of Incorporation of Malvern Bancorp-New requiring a super-majority shareholder approval of amendments to certain provisions in the Articles of Incorporation and Bylaws of Malvern Bancorp-New.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

2D.

Approval of a provision in the Articles of Incorporation of Malvern Bancorp-New to limit the acquisition of shares in excess of 10% of the outstanding voting securities of Malvern Bancorp-New.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

3.

Adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the Special Meeting to approve the Plan of Conversion and Reorganization.

☐  FOR

☐  AGAINST

  ☐  ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" approval of the Plan of Conversion and Reorganization, “FOR” the Informational Proposals and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies.

THE SHARES OF COMMON STOCK OF MALVERN FEDERAL BANCORP, INC. WILL BE VOTED AS SPECIFIED.  IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION, FOR EACH OF THE INFORMATIONAL PROPOSALS, FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES AND OTHERWISE AT THE DISCRETION OF THE PROXIES.  YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Malvern Federal Bancorp, Inc. called for ________ __, 2012, the accompanying Proxy Statement/Prospectus prior to the signing of this Proxy.

Please be sure to date this Proxy and sign in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

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▲ Detach above card, sign, date and mail in postage paid envelope provided. ▲

MALVERN FEDERAL BANCORP, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this Proxy.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY

MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on _______ __, 2012.  The proxy statement/prospectus for the special meeting as well as driving directions to the special meeting are available on our website at www.malvernfederal.com under the "Investor Relations" tab.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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